Exhibit 4.2
SHOULDER INNOVATIONS, INC.
FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Fourth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of March 6, 2025 (the “Effective Date”), by and among SHOULDER INNOVATIONS, INC., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).
RECITALS
A.    The Company and certain of the Investors have entered into that certain Series E Preferred Stock Purchase Agreement of even date herewith (as the same may be amended and restated from time to time, the “Series E Purchase Agreement”), which provides for, among other things, the purchase by the Investors of shares of the Company’s Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”);
B.    A condition to the obligations of such Investors under the Series E Purchase Agreement to purchase the Series E Preferred Stock is that the Company and the Investors enter into this Agreement;
C.    The Company and those Investors who own shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and shares of the Company’s Series Seed Preferred Stock, par value $0.001 per share (the “Series Seed Preferred Stock”), are party to that certain Third Amended and Restated Investors’ Rights Agreement, dated as of February 10, 2023 (the “Prior Agreement”); and
D.    In order to further induce the Investors to purchase the Series E Preferred Stock, the undersigned Investors who own shares of the Company’s Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series Seed Preferred Stock, the majority of the Registrable Securities held by the Major Investors (each as defined in the Prior Agreement) and the Company desire to amend and restate in its entirety the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of their rights and obligations under the Prior Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Affiliate” means, with respect to any specified person or entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including without limitation any general partner, managing member, officer, principal, director or trustee of such party, or any venture capital fund, managed investment account or other fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management or advisory company (or stockholder or member thereof) or investment adviser with, such person or entity; provided that with respect to a person or entity that is either an individual or an irrevocable or revocable trust established for such individual or for such individual and such individual’s family, spouse or domestic partner, an “Affiliate” shall mean a family member, spouse or domestic partner of such individual, and includes, in the case of a trust, such individual.
(b)    “Board” means the Company’s Board of Directors.
(c)    “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(d)    “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
(e)    “Converted Holder” means any Investor that holds Common Stock issued upon conversion of Series E Preferred Stock pursuant to a Special Mandatory Conversion (as defined in the Restated Certificate), and any of such Investor’s Affiliates.
(f)    “Deemed Liquidation Event” shall have the meaning set forth in the Company’s Restated Certificate.
(g)    “Election Period” shall have the meaning set forth in Section 4.4 hereof.
(h)    “Excess Securities” shall have the meaning set forth in Section 4.4 hereof.
(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(j)    “Fund” shall have the meaning set forth in Section 3.3 hereof.
(k)    “Holder” means any Investor who holds Registrable Securities and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
(l)    “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

(m)    “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.
(n)    “Initial Public Offering” means the closing of the Company’s first bona fide, firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.
(o)    “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the Registrable Securities then outstanding.
(p)    “Major Investor” means any Investor that holds not less than 1,800,000 shares of Preferred Stock or Common Stock issued upon conversion thereof, as shall be adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like. For clarity, at such time as any Investor who previously held the requisite number of shares of Preferred Stock set forth above in this subsection (o) no longer holds at least such amount of Preferred Stock, such Investor shall lose its status as a Major Investor. For purposes of determining whether an Investor qualifies as a “Major Investor”, the total number of shares held by such Investor shall be aggregated with the shares held by its Affiliates.
(q)    “New Securities” shall have the meaning set forth in Section 4.2 hereof.
(r)    “Other Selling Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(s)    “Other Shares” means shares of Common Stock, other than Registrable Securities with respect to which registration rights have been granted.
(t)    “Preferred Directors” shall have the meaning set forth in the Restated Certificate.
(u)    “Preferred Stock Majority” means the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of the Preferred Stock, voting together as a single class and on as converted to Common Stock basis.
(v)    “Preferred Stock” means, collectively, the Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.
(w)    “Pro Rata Amount” shall have the meaning set forth in Section 4.1 hereof.
(x)    “Qualified Public Offering” shall have the meaning set forth in the Restated Certificate.
(y)    “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, in each case, held by the Investors on the date hereof or acquired by the Investors after the date hereof, and (iii) any shares of Common Stock issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; and provided, further, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above as to which rights have terminated pursuant to Section 2.14 hereof.
(z)    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
(aa)    The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(ab)    “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement or an Initial Public Offering, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the Holders (selected by the Holders of a majority of the Registrable Securities to be registered) (in each case, not to exceed $35,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(ac)    “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time).
(ad)    “Restricted Securities” means any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.
(ae)    “ROFR Holder” shall have the meaning set forth in Section 4.1 hereof.
(af)    “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ag)    “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ah)    “Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ai)    “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(aj)    “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).
(ak)    “Shares” means the Preferred Stock.
(al)    “Voting Agreement” means that certain Fourth Amended and Restated Voting Agreement entered into by and among the Company and the stockholders of the Company named therein as of even date herewith, as such may be amended or restated from time to time in accordance with the provisions thereof.
(am)    “Withdrawn Registration” means a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.
2.    REGISTRATION RIGHTS.
2.1    Requested Registration.
(a)    Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities proposed to be disposed of by such Initiating Holders), the Company will:
(i)    promptly give written notice of the proposed registration to all other Holders; and
(ii)    as soon as practicable, but in any event within ninety (90) days after the Company’s receipt of such written request, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.

(b)    Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)    Prior to the earlier of (A) the four (4) year anniversary of the date of this Agreement or (B) six (6) months following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days);
(ii)    If the Company has not yet offered securities pursuant to a registration statement and the Initiating Holders propose to sell less than 20% of the Registrable Securities held by such Initiating Holders unless such lesser number of Registrable Securities proposed to be sold by the Initiating Holders is expected to result in aggregate proceeds of at least $20,000,000 (or if after the Initial Public Offering, Registrable Securities with an anticipated aggregate offering price of at least $2,000,000);
(iii)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(iv)    After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);
(v)    During the period that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days (or one hundred eighty (180) days, in the case of an Initial Public Offering) after the effective date of a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or
(vi)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3 hereof.
(c)    Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act, and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President (or other comparable senior executive officer) of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred (100) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.
(d)    Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.
(e)    Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in a underwriting. In such case, if the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders holding in the aggregate of a majority of the Registrable Securities held by the Initiating Holders, which underwriters are reasonably acceptable to the Company; provided, however, that the liability of each holder as set forth therein shall be several and not joint and limited to an amount equal to the net proceeds from the offering received by such Holder.
Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion (provided that if, by operation of this clause (i), the number of Registrable Securities to be so included is reduced to less than 50% of the aggregate number of Registrable Securities so requested by all Holders to be included, then the Holders in the aggregate of a majority of the Registrable Securities; may withdraw the request for such registration and, in such a case, (A) such registration shall not be counted as a registration “initiated” by the Company for purposes of Section 2.1(b)(iv) or “effected” by the Company for purposes of Section 2.3(b)(iii) and (B) the Company shall bear the Registration Expenses of such registration notwithstanding any provision of Section 2.4 to the contrary); (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other stockholders or employees of the Company. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or, if applicable, the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.
2.2    Company Registration.
(a)    Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or Section 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities only, or a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:
(i)    promptly give written notice of the proposed registration to all Holders; and
(ii)    use its commercially reasonable efforts include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling

Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors and the success of the offering require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is an Initial Public Offering and such registration does not include shares of any Other Selling Stockholder (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of such Holders may be excluded.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
2.3    Registration on Form S-3.
(a)    Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).
(b)    Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)    In the circumstances described in any of Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);
(ii)    If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000; or
(iii)    If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.
(c)    Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.
(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4    Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that, subject to Section 2.1(e), the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders in the aggregate of a majority of the Registrable Securities; or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders in the aggregate of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Sections 2.1 or 2.3, such registration shall not be treated as a counted registration for purposes of Sections 2.1 or 2.3 hereof, and the Company shall bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
2.5    Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
(a)    Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)    To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;
(c)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(d)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(e)    Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(f)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(g)    If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3, (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, reasonably promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(h)    If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(i)    Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(k)    Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(l)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of the Initial Public Offering, the Registrable Securities shall be listed on a national securities exchange; and

(m)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
2.6    Indemnification.
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, offering circular, issuer free writing prospectus (as defined in Rule 433 of the Securities Act), issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration or related qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein except to the extent such information was corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the person or entity asserting the claim; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)    To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the

Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (in each case only to the extent that such claims, losses, damages and liabilities arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration except to the extent such information was corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the person or entity asserting the claim): (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Investors in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the failure of the underwriting agreement to provide for or address a matter provided for or addressed in the foregoing provisions shall not be a conflict with the foregoing provisions and, in such event, the foregoing provisions shall control.
2.7    Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a)    Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.9    Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than twenty percent (20%) of the Registrable Securities (as presently constituted and subject to subsequent adjustments stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) then held by such Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of transfer of capital stock of the Company set forth in the Voting Agreement and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations with respect to transfer of capital stock of the Company set forth in the Voting Agreement. The foregoing twenty percent (20%) threshold shall not be applicable to any transfers among Affiliates.
2.11    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders in the aggregate of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.
2.12    Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 above shall terminate on the earlier of: (i) following the closing of the Company’s first registered public offering of Common Stock, with respect to any Holder who then holds an amount of Registrable Securities that is equal to less than one percent (1%) of the outstanding securities of the

Company and may sell all such Registrable Securities under Rule 144 during any ninety (90) day period, and (ii) four (4) years after the closing of a Qualified Public Offering.
3.    CERTAIN COVENANTS.
The Company hereby covenants and agrees, as follows:
3.1    Basic Financial Information and Inspection Rights.
(a)    Basic Financial Information. The Company will deliver to each Major Investor:
(i)    as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, (ii) consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with U.S. generally accepted accounting principles consistently applied, and audited and certified by independent public accountants of recognized national standing selected by the Company;
(ii)    as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and such financial statements may not contain accompanying notes;
(iii)    as soon as practicable after the each month, and in any event within 30 days after the end of each such month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and such financial statements may not contain accompanying notes, along with a comparison of such results to the Company’s operating plan;
(iv)    at least 30 days prior to the end of each fiscal year of the Company, an annual operating plan for such fiscal year (and as soon as available, any subsequent material revisions thereto), which shall include revenues, expenses and cash position on a month-to-month basis for the upcoming fiscal year (such operating plan, budget and business plan as approved by the Board, including the majority of the then-serving Preferred Directors, which is collectively referred to herein as the “Budget”);
(v)    upon the receipt of a written request by a Major Investor, as soon as practicable after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor to calculate their respective percentage equity ownership in the Company; and
(vi)    such other information relating to the financial condition or business of the Company as any Major Investor may, from time to time, reasonably request related to monitoring its investment in the Company; provided, however, that the Company shall not be obligated under this Subsection 3.1(a) to provide a complete set of materials prepared by or on behalf of the Company any information: (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company, and is not a trade secret described in the next clause); (ii) that the Company reasonably determines in good faith to be a technology or scientific trade secret; or (iii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
(b)    Inspection Rights. The Company shall permit each Major Investor to visit and inspect any of the properties of the Company or any of its subsidiaries during normal business hours or at such other reasonable times as may be requested, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.1(b) with respect to a competitor of the Company (as determined by the Board in good faith) or with respect to information which the Board determines in good faith is highly confidential or attorney-client privileged and should not, therefore, be disclosed; provided, however that no Major Investor shall be deemed a competitor solely as a result of holding less than twenty percent (20%) of the outstanding equity of an entity or as a result of maintaining a right to designate any members of the board of directors of a competitor. Each Major Investor may exercise its rights under this Section 3.1(b) only for purposes reasonably related to its interests as a stockholder of the Company. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed to any Holder or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, further, that a Major Investor shall be permitted to transfer rights granted pursuant to this Section 3.1(b) to Affiliates of such Major Investor.

(c)    Gilde Rights.
(i)    The Company acknowledges that part of the money to be invested by Coöperatieve Gilde Healthcare V U.A. (“Gilde”) is originating from KfW Capital through the ERP - Venture Capital Fondsfinanzierung facility. The Company shall for the benefit of KfW Capital provide employment figures within one month of the lapse of each calendar quarter to Gilde.
(ii)    The Company acknowledges and agrees that each of KfW Capital (and at the request of Gilde or KfW Capital also: the German Ministry for Economic Affairs and Energy, the ERP Special Fund (ERP-Sondervermögen) and/or the German Federal Court of Auditors) (either in person or by way of a duly authorized third party) and Gilde has the right to conduct an audit by means of examining all books and records of the Company, and is furthermore allowed - during normal business hours and observing a reasonable notice period - to (i) visit the sites, facilities, installations and works comprising the Company, (ii) to interview representatives of the Company, and (iii) monitor the structure of the investment and the management.
(iii)    Upon the occasion of such a visit the Company will provide such documents which are reasonably required and which are in the Company’s possession as fall within the aforementioned scope and subject to and limited by any confidentiality obligations on the part of the Company and/or its Subsidiaries to or with any third party. If such documents are not in the Company’s possession, it will make reasonable efforts to obtain them provided that the Company will not have to incur any costs.
3.2    Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not use for any purpose (other than to monitor its investment) or disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement and the contents of any financial statements received), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Holder or as a result of a breach by a third party of any obligation of confidentiality such third party may have to the Company of which such Holder is aware), (b) is or has been independently developed or conceived by Holder without use of or reference to the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided such persons agree to hold such information confidentially as provided herein; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, but only on the condition that such Affiliate, partner, member, stockholder or wholly owned subsidiary of such Holder shall only use such confidential information in connection with monitoring such Holder’s investment in the Company and not for any other purpose, and provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain confidential treatment of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. For the avoidance of doubt and notwithstanding anything to the contrary in this Section 3.2, Gilde is permitted to disclose confidential information with investors (for the purposes of, but not limited to, reviewing existing investments and investment proposals) as well as its and such investors’ depositary, auditor, lenders, professional advisors, and governmental or other institution or authority to which it is required to disclose confidential information for audit, monitoring, reporting, tax, legal, regulatory, supervisory or other purposes, provided each such recipient is subject to confidentiality by law or contract.
3.3    Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors and their respective Affiliates are venture capital funds (each, a “Fund”) and as such review the business plans and related proprietary information of many enterprises and invest in numerous portfolio companies, may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. The Company hereby agrees that, to the extent permitted by applicable law, no Fund nor its partners, employees, Affiliates, advisors or affiliated investment funds shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund (or its Affiliates) in any entity, or activities of such Affiliates, that may be competitive to the Company or (ii) actions taken by any partner, officer, advisor, employee or other representative of such Fund (or its Affiliates) in his, her or its capacity as such to assist any such competitive company whether or not such action was taken as a member of the board of directors of such competitive company or otherwise; provided, however, that nothing herein shall relieve any Fund from liability associated with use or disclosure of the Company’s confidential information in breach of Section 3.2 above or associated with a breach of any other obligation of confidentiality owed to the Company, nor liability associated with violating, breaching or misappropriating any proprietary right of the Company, nor shall relieve any director or officer of the Company from any liability associated with his or her breach of a fiduciary duty.
3.4    FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Fund if the Company becomes aware of any enforcement action pursuant to such laws. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.
3.5    Termination of Covenants. The covenants set forth in Section 3.1 and Section 3.4 shall terminate and be of no further force and effect after the earlier of: (a) the Initial Public Offering; and (b) the occurrence of a Deemed Liquidation Event, except that such covenants shall not terminate upon the consummation of a sale of all or substantially all of the assets of the Company; provided, however, that this Agreement may be terminated after such sale of all or substantially all of the assets of the Company upon the consent of the Preferred Stock Majority.
4.    RIGHT OF FIRST REFUSAL.
4.1    Grant of Rights. Subject to the provisions of Section 4.2 through Section 4.5 below, the Company hereby grants to each Major Investor who is an “accredited investor” within the meaning of applicable securities laws and regulations (a “ROFR Holder”), the right of first refusal to purchase its Pro Rata Amount (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A ROFR Holder’s “Pro Rata Amount”, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock together with the number of shares of Preferred Stock (and warrants or other securities exercisable for Preferred Stock) calculated on an as exercised and as converted to Common Stock basis held by such ROFR Holder, to (b) the total of all outstanding shares of Common Stock and Preferred Stock and all other shares of other convertible securities, rights, options or warrants then outstanding, on an as exercised and as converted to Common Stock basis.
4.2    New Securities. As used herein, “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock, including debt instruments convertible into capital stock; provided that the term “New Securities” does not include (i) Exempted Securities, as defined in the Restated Certificate,

(ii) any shares of Series E Preferred Stock issued pursuant to the Series E Purchase Agreement, or (iii) any shares of stock of the Company issued in the Initial Public Offering.
4.3    Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each ROFR Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each ROFR Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such ROFR Holder’s Pro Rata Amount (or such lesser amount as desired) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, if any.
4.4    Election Period and Excess Securities. In the event the foregoing right of first refusal is not exercised in full by all of the ROFR Holders within the fifteen (15) day period described in Section 4.3 above (the “Election Period”), the Company shall promptly notify in writing the ROFR Holders who have elected to exercise their right of first refusal with respect to their full Pro Rata Amounts and shall offer such ROFR Holders the right to acquire such unsubscribed New Securities. Each ROFR Holder shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of its pro rata portion of the unsubscribed New Securities, indicate whether it intends to purchase unsubscribed New Securities in excess of its pro rata share (“Excess Securities”) and, if so, the number of such unsubscribed New Securities it wishes to purchase. The Excess Securities, if any, shall be allocated to participating ROFR Holders in a manner most consistent with the pro rata shares of such participating ROFR Holders as determined in good faith by the Board. If the ROFR Holders fail to exercise in full their rights of first refusal, the Company shall have forty-five (45) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) to sell that portion of the New Securities with respect to which the ROFR Holders’ right of first refusal option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to ROFR Holders delivered pursuant to Section 4.3. In the event the Company enters into an agreement to sell such New Securities within such forty-five (45) day period following the Election Period, or sells such New Securities within such twenty (20) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the ROFR Holders in the manner provided in this Section 4.
4.5    Waiver, Termination, Transfer. The rights of first refusal granted under this Section 4, including notice with respect thereto, may be waived by the holders in the aggregate of a majority of the Registrable Securities held by Major Investors. Notwithstanding the foregoing, if any of the waiving ROFR Holders purchase New Securities covered by the waiver, then each ROFR Holder shall have the right to purchase its Pro Rata Amount of the New Securities. The rights of first refusal granted under this Section 4 shall terminate immediately prior to the earliest: of (i) an Initial Public Offering, (ii) the closing of a Deemed Liquidation Event, except that such covenants shall not terminate upon the consummation of a sale of all or substantially all of the assets of the Company unless agreed to in writing by the Preferred Stock

Majority, and (iii) as to any Investor at such time it, together with its Affiliates, is no longer a ROFR Holder. The rights of first refusal of a ROFR Holder under this Section 4 may be transferred subject to the same restrictions as any transfer of registration rights pursuant to Section 2.12. Notwithstanding anything else set forth above, a ROFR Holder shall be permitted to transfer rights granted pursuant to this Section 4 in any amount to its Affiliates.
5.    OTHER COMPANY COVENANTS.
5.1    Employee Agreements. The Company shall require all employees and consultants to execute and deliver a non-disclosure and proprietary rights assignment agreement in a form reasonably acceptable to U.S. Venture Partners Select Fund I, LP (“USVP”). Where legally permissible based on the advice of counsel, the Company shall require each key employee to enter into a one-year non-competition and non-solicitation agreement in a form reasonably acceptable to USVP. In addition, the Company shall not materially amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, if such amendment would cause it to be inconsistent with this Section 5.1 without the consent of the Board, including the consent of a majority of the then-serving Preferred Directors.
5.2    Equity Agreements.
(a)    Unless otherwise approved by the Board, including the consent of a majority of the then-serving Preferred Directors, all employees of the Company who purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements (such agreements, “Employee Equity Agreements”) providing for: (i) vesting of shares over sixteen (16) quarters with the first twenty five percent (25%) of such shares vesting following four (4) quarters of continued employment or services, and the remaining shares vesting in equal quarterly installments over the following twelve (12) quarters thereafter; and (ii) a vesting commencement date no earlier than such employee’s first date of employment with the Company. Without the prior approval by the Board, including a majority of the then-serving Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.2.
(b)    The Company shall include and maintain provisions in its Bylaws, Employee Equity Agreements and similar arrangements with employees that provides (i) the Company with a primary right of first refusal and (ii) holders of shares of any series of Preferred Stock with a secondary right of first refusal on any proposed transfer of the Common Stock (clauses (i) and (ii) collectively, the “ROFR”) until a Qualified Public Offering; provided that, the ROFR shall be no less restrictive than the rights of first refusal granted to the Company and the holders of Preferred Stock in Section 2 of that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement entered into by and among the Company and the stockholders of the Company named therein as of even date herewith, as such may be amended or restated from time to time in accordance with the provisions thereof.

5.3    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Company’s certificate of incorporation, or elsewhere, as the case may be.
5.4    Expenses of Counsel.     In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the Major Investors as selected by holders of a majority of Registrable Securities then held by the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel's clients) and shall share the confidential information (including, without limitation, the drafts of memoranda of understanding (but not necessarily all drafts thereof), letters of intent (but not necessarily all drafts thereof), and definitive transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company's counsel and investment bankers to share) copies of definitive agreements with respect to such transaction when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.
5.5    Observer Right.
(a)    The Company shall allow Dr. Stephen Gunther for so long as he holds not less than 25% of the shares of the Preferred Stock originally purchased by him, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, to attend all meetings of the Board in a non-voting observer capacity (the “Gunther Observer”) and shall provide the Gunther Observer copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board. The Gunther Observer shall enter into a standard form of confidentiality agreement with the Company pursuant to which such Gunther Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Gunther Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, such information is a highly confidential trade secret or would be a conflict of interest between such Gunther Observer and the Company.
(b)    So long as Gilde holds not less than 25% of the shares of the Preferred Stock originally purchased by it, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Gilde to attend all meetings of the Board in a non-voting observer capacity (the “Gilde Observer”) and shall provide the Gilde Observer copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board. The Gilde Observer shall enter into a standard form of confidentiality agreement with the Company pursuant to which such Gilde Observer shall agree to hold in confidence and trust with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Gilde Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, such information is a highly confidential trade secret or would be a conflict of interest between such Gilde Observer and the Company.
(c)    So long as Arboretum Ventures, LLC (“Arboretum”) holds not less than 25% of the shares of the Preferred Stock originally purchased by it, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Arboretum to attend all meetings of the Board in a non-voting observer capacity (the “ Arboretum Observer”) and shall provide the Arboretum Observer copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board. The Arboretum Observer shall enter into a standard form of confidentiality agreement with the Company pursuant to which such Arboretum Observer shall agree to hold in confidence and trust with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Arboretum Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, such information is a highly confidential trade secret or would be a conflict of interest between such Arboretum Observer and the Company.
5.6    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors nominated to serve on the Board by one (1) or more Investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one (1) or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.6 and shall have the right, power and authority to enforce the provisions of this Section 5.6 as though they were a party to this Agreement.
5.7    Anti-Harassment Policy. The Company shall maintain (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company.
5.8    Cybersecurity. The Company shall maintain a plan to implement reasonable physical, technical and administrative safeguards designed to protect the confidentiality, integrity and availability of its technology and systems (including servers, laptops, desktops, cloud, containers, virtual environments and data centers) and all of the Company’s confidential business information and trade secrets and any information about identified or identifiable natural persons maintained by or on behalf of the Company (collectively, “Protected Data”). The Company shall evaluate on a periodic basis at least annually whether such safeguards should be updated to maintain a level of security appropriate to the risk posed to Company systems and Protected Data. The Company shall educate its employees about the proper use and storage of Protected Data, including periodic training as determined reasonably necessary by the Company or the Board.
5.9    Impact Investing.
(a)    The Company acknowledges that Gilde has the objective to measure the (potential) impact of its investment in the Company on the social needs of society, including but not limited to the United Nations Sustainable Development Goal 3 (SDG 3: “Ensure healthy lives and promote well-being of all at all ages”). To accomplish this objective, Gilde seeks to identify, assess, measure, monitor and report the impact of its investment in the Company based on an impact framework developed by Gilde.
(b)    The Company agrees to provide information that allows Gilde to complete its impact framework (updated from time to time) four months after the end of each calendar year and shall respond to Gilde’s reasonable additional requests for information to complete its impact framework.
(c)    Gilde will be allowed to report the (potential) impact of the Company to its investment committee members, investors and advisors (subject to customary confidentiality undertakings).
5.10    Environmental, Social and Governance.
(a)    The Company acknowledges that Gilde is a signatory to the principles of responsible investment as defined under the United Nations Principles for Responsible Investment (“UN PRI”), which are sufficiently known to the parties.
(b)    The Company agrees to use commercially reasonable efforts to assist Gilde in measuring the Environmental, Social and Governance (“ESG”) performance of its business activities, and to develop in collaboration with Gilde an action plan to improve the ESG performance of the Company. The Company furthermore agrees to discuss the Company’s ESG performance with Gilde at least once per calendar year. Gilde acknowledges that execution of action plans to improve the ESG performance may require approval of the Board.
(c)    The Company agrees to provide information that will continue to allow Gilde to complete its ESG framework (updated from time to time) within four months after the end of each calendar year, and in addition will provide information on ESG targets set and actions planned to improve the Company’s ESG performance for the following calendar year.
(d)    The Company shall respond to Gilde’s reasonable additional requests for information based on its ESG policies, practices and procedures, and keep Gilde informed of any material developments on ESG issues at the Company.
(e)    Gilde will be allowed to report the ESG performance of the Company to its investment committee members, investors and advisors and use the Company’s ESG data aggregated with ESG data of other Gilde portfolio companies to fulfill its public ESG reporting requirements as an UN PRI signatory.
5.11    Excluded Investments.
(a)    The Company represents not to be involved in (the financing of) research, development or technical applications relating to human cloning for research or therapeutic purposes.
(b)    The Company represents as at the date of this Agreement that it acts in and shall ensure compliance with applicable legal, regulatory and ethical requirements relating to research, development or technical applications of genetically modified organisms (“GMOs”).
(c)    If the Company intends to be involved in any of the activities set forth in Section 5.11(a) or expand its business strategy regarding GMOs (i.e., commercialize GMOs), the Company shall first inform Gilde and will not engage in such activities without the prior written approval of Gilde, who will not unreasonably withhold such approval subject to certain conditions relating to the appropriate control of legal, regulatory and ethical issues linked to such human cloning for research or therapeutic purposes and/or GMOs.
5.12    Certain Interested Party Transactions. Any material contract or transaction between the Company and a party in which an executive officer of the Company has a financial interest shall require the review and approval of the Audit Committee of the Company unless unanimously approved by the Board; provided that if no Audit Committee is in place at the relevant time, such contract or transaction shall instead require the approval of a majority of the disinterested members of the Board.
5.13    Termination of Covenants. The covenants set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.7 and 5.8 above shall terminate and be of no further force or effect upon the consummation of the earlier to occur of (a) an Initial Public Offering, and (b) a Deemed Liquidation Event, except that such covenants shall not terminate upon the consummation of a Deemed Liquidation Event that is the sale of all or substantially all of the assets of the Company unless approved in writing by the Preferred Stock Majority; provided further that the provisions of Sections 5.3 and 5.4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions thereof with respect to such Sale of the Company.
6.    MISCELLANEOUS.
6.1    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.2    Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DELAWARE, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURT TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT IN SUCH A COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING.
6.3    Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earliest of: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written identification of receipt. All communications shall be sent, if to the Company, at the address set forth on the signature page hereto, and if to an Investor, at its address as set forth on Exhibit A hereto, or at such other address or contact information as such party may designate by ten (10) calendar days’ advance written notice to the other parties hereto.
6.6    Amendments and Waivers. Except as expressly provided herein, any term of this Agreement may be amended, terminated or waived only with the written consent of (a) the Company and (b) the Preferred Stock Majority, or, following the Initial Public Offering of the Company, the holders in the aggregate of at least a majority of the Registrable Securities then outstanding; provided that: (i) no amendment, termination or waiver of any term under this Agreement shall adversely affect any Investor or group of Investors in a manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or series unless such amendment, termination or waiver is agreed to in writing by a majority in interest of the disproportionately affected Investor(s); (ii) Section 3 and Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (ii) of this Section 6.6) may be amended, modified, terminated or waived with only the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors, provided, however, if, after giving effect to any waiver of Section 4 or any provision pertaining to Section 4 with respect to a particular transaction, a Major Investor in fact purchases New Securities in such transaction (such Major Investor, a “Participating Investor”), the aforementioned waiver shall be deemed to apply to any Major Investor only if that Major Investor has been provided the opportunity to purchase a proportional number of the New Securities in such transaction based on the pro rata purchase right of each Major Investor set forth in Section 4.1, assuming a transaction size determined based upon the amount purchased by the Participating Investor that invested the largest percentage in such transaction), (iii) neither this clause (iii) or Section 5.5(a) may be amended, terminated or waived without the written consent of Dr. Stephen Gunther for as long as he has the right to appoint a Gunther Observer to attend meetings of the Board pursuant to Section 5.5(a), (iv) neither this clause (iv) or Section 5.5(b) may be amended, terminated or waived without the written consent of Gilde for so long as Gilde has the right to appoint the Gilde Observer to attend meetings of the Board pursuant to Section 5.5(b), and (v) neither this clause (v) or Section 5.5(c) may be amended, terminated or waived without the written consent of Arboretum for so long as Arboretum has the right to appoint the Arboretum Observer to attend meetings of the Board pursuant to Section 5.5(c). For the avoidance of doubt, the addition to this Agreement of any new holder of shares of capital stock of the Company (“Capital Stock”) pursuant to the Company’s issuance of such other Capital Stock regardless of whether such Capital Stock has rights, preferences or privileges that are junior, pari passu or senior to the Capital Stock then held by then current Investors as long as such other or additional shares of Capital Stock have been authorized and issued in accordance with the Company’s then current Restated Certificate and applicable law, and as long as the addition of such new holder of Capital Stock of the Company (or inclusion of such new shares of Capital Stock) has been approved as may be required pursuant to Section 2.13 above shall not, in and of itself, be deemed to constitute an amendment or waiver that adversely affects one Investor in a manner that is disproportionate to any other Investor. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Holders and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company. Each Holder acknowledges that by the operation of this Section (and pursuant to the terms of this Section), the Preferred Stock Majority will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Notwithstanding anything to the contrary contained in this Agreement, if the Company issues additional shares of Series E Preferred Stock after the date hereof pursuant to the Series E Purchase Agreement, any purchaser of such shares of Series E Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder without the consent of any party hereto.
6.7    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
6.8    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.9    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Series E Purchase Agreement, the Restated Certificate and the other Transaction Agreements, as defined in the Series E Purchase Agreement, constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all other agreements of the parties hereto relating to the subject matter hereof and thereof, which are expressly cancelled hereby.
6.10    Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any such party hereto, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
6.11    Aggregation of Stock. All shares of Company equity held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights and any obligations under this Agreement, and such affiliated persons may apportion such rights and obligations as among themselves in any manner they deem appropriate.
6.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO AND ANY OTHER PERSON CLAIMING ANY RIGHTS HEREUNDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
6.13    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the requisite Investors as set forth in the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
6.14    Converted Holder. Notwithstanding anything contained in this Agreement, if any Investor, or any of his, her, or its Affiliates is or becomes a Converted Holder, then such Investor, any of his, her, or its Affiliates and any of their transferees to whom shares of capital stock are transferred shall no longer have any rights as an Investor or Major Investor under the terms of this Agreement, but shall continue to be bound by all the obligations set forth in this Agreement (including, without limitation, and notwithstanding any provision hereof to the contrary, the obligations set forth in Section 2.1, Section 2.10 and Section 3.2 hereof).
[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

COMPANY:

SHOULDER INNOVATIONS, INC.

By:	/s/ Robert Ball
Name: Robert Ball
Title: Chief Executive Officer

Address:	Shoulder Innovations, Inc.
1535 Steele Ave SW, Suite B,
Grand Rapids, MI 49507
Attn:	Robert Ball
E-mail:	[***]
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

COÖPERATIEVE GILDE HEALTHCARE V U.A.
By: Gilde Healthcare V Management B.V.
By: Gilde Healthcare Holding B.V.

By:	/s/ Edwin de Graaf
Name: Edwin de Graaf
Title: Managing Partner

By:
Name: Pieter van der Meer
Title: Managing Partner
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

COÖPERATIEVE GILDE HEALTHCARE V U.A.
By: Gilde Healthcare V Management B.V.
By: Gilde Healthcare Holding B.V.

By:
Name: Edwin de Graaf
Title: Managing Partner

By:	/s/ Pieter van de Meer
Name: Pieter van der Meer
Title: Managing Partner
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

LIGHTSTONE VENTURES II, L.P.

By: LSV Associates II, L.L.C.
Its: General Partner

By	/s/ Michael A. Carusi
Name: Michael A. Carusi
Title: Managing Director

LIGHTSTONE VENTURES II (A), L.P.

By: LSV Associates II, L.L.C.
Its: General Partner

By
Name: Michael A. Carusi
Title: Managing Director
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

LIGHTSTONE VENTURES II, L.P.

By: LSV Associates II, L.L.C.
Its: General Partner

By
Name: Michael A. Carusi
Title: Managing Director

LIGHTSTONE VENTURES II (A), L.P.

By: LSV Associates II, L.L.C.
Its: General Partner

By	/s/ Michael A. Carusi
Name: Michael A. Carusi
Title: Managing Director
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

MICHAEL & MICHELLE DEVRIES TRUST

By	/s/ Mike DeVries
Name: Mike DeVries
Title: Trustee
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

ROB AND MICHELLE BALL

/s/ Robert Ball
ROB BALL

MICHELLE BALL
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

ROB AND MICHELLE BALL

ROB BALL

/s/ Michelle Ball
MICHELLE BALL
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Paul Buckman
PAUL BUCKMAN
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Kevin Sidow
KEVIN SIDOW
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

THE BOARD OF TRUSTEES OF THE LELAN STANFORD JUNIOR UNIVERSITY (SBST)

By	/s/ Rajkumar Chellaraj
Name: Rajkumar Chellaraj
Title: Authorized Signatory
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By	/s/ Brian Favat
Name:	Brian Favat
Title:	Authorized Signatory
Address:	[***]
[***]
[***]
Ph#: [***]
Em: [***]
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

CULTIVATE(MD) CAPITAL ACCELERATOR FUND, L.P.

By:
Name:	Matt Ahearn
Title:	Manager, General Partner

CULTIVATE MD CAPITAL FUND I, LLC

By
Name:	Matt Ahearn
Title:	Manager

CULTIVATE MD CAPITAL FUND II, LP

By
Name:	Matt Ahearn
Title:	Manager

GENESIS INNOVATION GROUP, LLC

By	/s/ Matthew Ahearn
Name:	Matt Ahearn
Title:	Manager
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

cultivate(MD) Capital Accelerator Fund, L.P.

By:
Name:	Matt Ahearn
Title:	Manager, General Partner

Cultivate MD Capital Fund I, LLC

By
Name:	Matt Ahearn
Title:	Manager

Cultivate MD Capital Fund II, LP

By	/s/ Matthew Ahearn
Name:	Matt Ahearn
Title:	Manager

Genesis Innovation Group, LLC

By
Name:	Matt Ahearn
Title:	Manager
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

cultivate(MD) Capital Accelerator Fund, L.P.

By:	/s/ Matthew Ahearn
Name:	Matt Ahearn
Title:	Manager, General Partner

Cultivate MD Capital Fund I, LLC

By
Name:	Matt Ahearn
Title:	Manager

Cultivate MD Capital Fund II, LP

By
Name:	Matt Ahearn
Title:	Manager

Genesis Innovation Group, LLC

By
Name:	Matt Ahearn
Title:	Manager
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

CULTIVATE(MD) CAPITAL ACCELERATOR FUND, L.P.

By:
Name:	Matt Ahearn
Title:	Manager, General Partner

CULTIVATE MD CAPITAL FUND I, LLC

By	/s/ Matthew Ahearn
Name:	Matt Ahearn
Title:	Manager

CULTIVATE MD CAPITAL FUND II, LP

By
Name:	Matt Ahearn
Title:	Manager

GENESIS INNOVATION GROUP, LLC

By
Name:	Matt Ahearn
Title:	Manager
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Robert Ball
ROBERT BALL
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Matthew Ahearn
Matthew Ahearn
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Jake Hogeboom
JAKE HOGEBOOM
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

MARK STACY IRA LLC

By	/s/ Mark Stacy
Name: Mark Stacy
Title: Member
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

MIKE DEVRIES IRA LLC

By	/s/ Mike DeVries
Name: Mike DeVries
Title: Member
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

APERTURE OPPORTUNITY FUND, L.P.

By:	Aperture Opportunity, LLC, its General Partner
By:	/s/	Eric Sillman
Name:		Eric Sillman
Title:		Managing Member

APERTURE VENTURE PARTNERS V, L.P.

By:	Aperture Opportunity, LLC, its General Partner
By:
Name:		Eric Sillman
Title:		Managing Member
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

APERTURE OPPORTUNITY FUND, L.P.

By:	Aperture Opportunity, LLC, its General Partner
By:
Name:		Eric Sillman
Title:		Managing Member

APERTURE VENTURE PARTNERS V, L.P.

By:	Aperture Opportunity, LLC, its General Partner
By:	/s/	Eric Sillman
Name:		Eric Sillman
Title:		Managing Member
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

GILMARTIN CAPITAL FUND I L.P.

BY: GILMARTIN CAPITAL GP I LLC
ITS: GENERAL PARTNER

By	/s/	David R. Lewis
Name:		David R. Lewis
Title:		Managing Partner
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Richard Emmitt
RICHARD EMMITT
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

ARBORETUM VENTURES VI, LP
By: Arboretum Investment Manager VI, LLC
Its General Partner

By:	/s/	Thomas M. Shehab
Name:		Thomas M. Shehab
Title:		Managing Director

Address:
[***]
[***]
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

NEW EMERGING MEDICAL OPPORTUNITIES FUND V SCSP

By: Sectoral Asset Management Inc., its Investment Manager

By:	/s/ Micheal Sjöström
Name: Michael Sjöström
Title: Co-Founder & Partner
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Brian Detroy
BRIAN DETROY
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Brian Knupp
BRIAN KNUPP
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Brian Young
BRIAN YOUNG
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Chance Leonard
CHANCE LEONARD
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

TETON HOLDING COMPANY, LLC - SERIES C

By:	/s/	Mark D. Hanes
Name:		Mark D. Hanes
Title:		Manager
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ John G. Donelson
JOHN DONELSON
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ John Osborne
JON OSBORNE
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Dave Nichols
DAVE NICHOLS
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

SOURCE MEDICAL SYSTEMS INC.

By:	/s/	Udo Gessner
Name:		Udo Gessner
Title:		President and CEO
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

DAVID LAWERNCE BLUE LIVING TRUST

By:	/s/	David L. Blue
Name:		David L. Blue
Title		Trustee
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

BRAUER VENTURES LLC DBA OAK TREE CAPITAL PARTNERS

By:	/s/	Matt Brauer
Name:		Matt Brauer
Title:		President
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

PACIFIC SURGICAL LLC

By:	/s/	Zackary Warner
Name:		Zackary WARNER
Title:		President
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

NEBKOTA TRUST, DATED AUGUST 9, 2022

By	/s/	Travis W. Mark
Name:		Travis W. Mark
Title:		Trustee
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

MASTERS DYNAMICS CONSULTING, LLC

By:	/s/	Bryan T. Masters
Name:		Bryan T. Masters
Title:		Principal
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Brandon Florence
BRANDON FLORENCE
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ James Keith Kipp
JAMES KEITH KIPP
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

GENESIS INVESTMENT HOLDINGS, LLC

By: cultivate(MD) Holdings, LLC
Its: Manager

By:	/s/	R. Sean Churchill
Name:		R. Sean Churchill, MD, MBA
Title:		Managing Director
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

U.S. Venture Partners Select Fund I, L.P.
on its own behalf and as a nominee for
U.S. Venture Partners Select Fund I-A, L.P.

By:	Presidio Management Group Select Fund I, L.L.C.
Their:	General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

U.S. Venture Partners XII, L.P.
U.S. Venture Partners XII-A, L.P.

By:	Presidio Management Group Select Fund I, L.L.C.
The General Partner of Each

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

Address:

1460 El Camino Real, Suite 100 Menlo Park CA 94025 Attn: Chief Financial Officer Fax: [***] Email: [***]
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the Effective Date.

THE INVESTORS:

/s/ Aaron Miller
AARON MILLER
Signature Page to Shoulder Innovations, Inc.
Fourth Amended and Restated Investors’ Rights Agreement